CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Global Funds, Inc. of our reports dated December 17, 2020, relating to the financial statements and financial highlights, which appear in T. Rowe Price Global Value Equity Fund, formerly known as the T. Rowe Price Institutional Global Value Equity Fund, T. Rowe Price Institutional Emerging Markets Equity Fund, T. Rowe Price Institutional International Disciplined Equity Fund’s (three of the funds constituting T. Rowe Price Global Funds, Inc., formerly known as the T. Rowe Price Institutional International Funds Inc.) Annual Reports on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 24, 2021